SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                                JANUARY 22, 2002
                                (Date of report)

                            THC COMMUNICATIONS, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


       DELAWARE                       0-28163                     98-0212763
------------------------      ------------------------         -----------------
(State of Incorporation)      (Commission File Number)         (IRS Employer ID)



                              705 BRONX RIVER ROAD
                                    SUITE 100
                             YONKERS, NEW YORK 10704
                    ----------------------------------------
                    (Address of Principal Executive Offices)


                                 (914) 803-1089
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

         On January 22, 2002, THC Communications, Inc. (the "Company"), entered into an Agreement and Plan of Merger with THC Merger Corp., a Delaware corporation wholly-owned by the Company ("Subsidiary"), THC Internet Solutions, Inc., a Delaware corporation ("THC"), Jeffrey L. Cook ("Cook"), Fanny Lewandowski ("Lewandowski"), Kevin Moran ("Moran"), and Angel Arias ("Arias")(Cook, Lewandowski, Moran and Arias are collectively referred to as the "THC Stockholders"). Pursuant to the terms of the Agreement and Plan of Merger which closed on January 22, 2002, Subsidiary acquired all of the issued and outstanding shares of capital stock of THC from the THC Stockholders in exchange for an aggregate of 71,025,145 newly issued shares of the Company's common stock (the "Acquisition"). Concurrently with the Acquisition, THC was merged with and into Subsidiary. As a condition to the Acquisition, the Company's sole director prior to the transaction is required to appoint Kevin Moran and Angel Arias as members of the Company's Board of Directors. The Company's current member of the Board of Directors, Amar Bahadoorsingh, will remain a director.

         Concurrently with the Acquisition, and as a condition thereof, certain of the Company's principal stockholders returned shares of the Company's common stock to the Company, without compensation. Amar Bahadoorsingh and Hansa Capital Corp. each returned 8,500,000 shares, and Universal Network Solutions, Inc. returned 8,200,000 shares. As a result of the Acquisition and the return of shares, the following sets forth the current beneficial ownership of the Company's common stock:


NAME AND ADDRESS                                      SHARES OF        PERCENT
OF BENEFICIAL OWNER (1)                             COMMON STOCK      OF CLASS
-----------------------                           ----------------    --------

Amar Bahadoorsingh                                    1,500,000         1.5%

Kevin Moran                                           2,959,384         3.0%

Angel Arias                                           1,973,078         2.0%

Fanny Lewandowski                                    39,458,255        40.0%

Jeffrey L. Cook                                      26,634,428        27.0%


All officers and directors, after
  completion of the Acquisition (3 persons)           6,432,462         6.5%
----------------

1. The address for each of the named persons is c/o Cirus Telecom, Inc.,705 Bronx River Road, Flushing, New York.

APPOINTMENT OF NEW DIRECTORS

         The Agreement and Plan of Merger provides that, subject to compliance with applicable law, the Company will take all action necessary to cause Kevin Moran and Angel Arias to be appointed to the Board of Directors. Set forth below is certain information with respect to Messrs. Moran and Arias:

         Kevin J. Moran, 53, will become a director and chief financial officer of the Company. Mr. Moran has been a self employed CPA licensed by New York State, has been providing services to a variety of clients since 1986. Prior to that, he held several financial management positions in publicly held companies between 1979 and 1986. Mr. Moran was employed at Ernst & Young in 1979, when he accepted a financial management position in private industry.

         Angel Arias, 38, will become a director and vice president of the Company. Mr. Arias was national sales manager for Startec Global Communications, Inc. from January 2000 through November 2001. Prior to Startec's acquisition of DLC Enterprises Inc., Mr. Arias was director of sales for DLC from May 1998 to January 2000. From February 1995 through April 1998, Mr. Arias was engaged in sales for LCI International, Inc., including his position as a field coordinator. Prior to 1995, Mr. Arias was engaged in real estate sales and served in the US Army from 1983 to 1987, completing his duty with the rank of sergeant.




ITEM 7.  EXHIBITS

1. Agreement and Plan of Merger by and among Cirus Telecom, Inc., THC Merger Corp., a Delaware corporation, THC Internet Solutions, Inc., a Delaware corporation, Jeffrey L. Cook, Fanny Lewandowski, Kevin Moran, and Angel Arias, dated as of January 22, 2002 (previously filed).

2. Financial statements of THC Internet Solutions, Inc., together with pro forma financial information.


                         [remainder intentionally blank]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                     THC COMMUNICATIONS, INC.



                                                     By: /s/ KEVIN MORAN
                                                        ------------------------
                                                             Kevin Moran,
                                                             President


Dated:   April 5, 2002

                            THC COMMUNICATIONS, INC.
                         (FORMERLY CIRUS TELECOM, INC.)

                         INDEX TO PRO FORMA INFORMATION




SELECTED FINANCIAL DATA                                                        2

PRO FORMA CONSOLIDATED BALANCE SHEET-
DECEMBER 31, 2001 (UNAUDITED)                                                  3

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF
OPERATIONS - YEAR ENDED DECEMBER 31,2001 (UNAUDITED)                           4

NOTES TO PRO FORMA FINANCIAL STATEMENTS (UNAUDITED)                          5-6

                            THC COMMUNICATIONS, INC.
                         (FORMERLY CIRUS TELECOM, INC.)

                             SELECTED FINANCIAL DATA

                         PRO FORMA FINANCIAL STATEMENTS

         The following unaudited pro forma financial information reflects the merger of THC Internet Solutions, Inc. ("THC") into a newly formed, wholly owned subsidiary of Cirus Telecom, Inc. ("CIRUS), a public company. Pursuant to an Agreement and Plan of Merger dated January 22, 2002, the stockholders of THC exchanged all of their shares of stock for 71,025,145 shares of common stock of Cirus. The merger, which was consummated on January 22, 2002, will be recorded as a reverse acquisition inasmuch as the THC stockholders became the controlling stockholders of Cirus. As described in Note 1, in connection with the merger, Cirus changed its name to THC Communications, Inc. (the Company). The unaudited pro forma consolidated balance sheet of the Company gives effect to the merger as if it had occurred on December 31, 2001 and the unaudited pro forma condensed consolidated statement of operations of the Company gives effect to the merger as if it had occurred on January 1, 2001.

         This pro forma financial information is based on the estimates and assumptions set forth herein and in the notes thereto, and has been prepared utilizing (a) the annual audited financial statements of Cirus on Form 10K-SB for the fiscal year ended September 30, 2001, plus its most recent unaudited interim period reported on Form 10Q-SB for the quarter ended December 31,2001, less the comparable unaudited quarter of the prior year (quarter ended December 31 2000); and (b) the annual audited financial statements of THC for the year ended December 31,2001.

         The following unaudited pro forma financial information is presented for informational purposes only and is not necessarily indicative of (i) the results of operations of the Company that actually would have occurred had the "Agreement and Plan of Merger" been consummated on the dates indicated or (ii) the results of operations of the Company that may occur or be attained in the future. The following information is qualified in its entirely by reference to and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations", Cirus's audited and unaudited consolidated financial statements, including the notes thereto, THC's audited financial statements, including the notes thereto, and other historical financial information appearing elsewhere herein.

                                                     THC COMMUNICATIONS, INC.
                                                  (FORMERLY CIRUS TELECOM, INC.)
                                               PRO FORMA CONSOLIDATED BALANCE SHEET
                                                         DECEMBER 31, 2001
                                                            (UNAUDITED)

                                                                                                            PRO FORMA
                                                                                                   ------------------------------
                                                                         THC           CIRUS       ADJUSTMENTS       CONSOLIDATED
                                                                   -----------     -----------     -----------       ------------
                                                              ASSETS
                                                              ------

Current Assets
       Cash                                                        $    37,757     $     7,285                       $    45,042
       Accounts receivable - net                                        67,721           2,369                            70,090
       Inventories                                                      29,929              --                            29,929
       Prepaid expenses and other current assets                            --          68,046                            68,046
                                                                   -----------     -----------     -----------       -----------
            Total current assets                                       135,407          77,700                           213,107
                                                                   -----------     -----------     -----------       -----------
Property and Equipment - at cost, less accumulated
                   depreciation                                         13,710         609,303                           623,013
                                                                   -----------     -----------     -----------       -----------

Other Assets
       Lease acquisition costs, net of accumulated
                   amortization                                             --         185,000                           185,000
       Security deposits                                                    --          15,262                            15,262
                                                                   -----------     -----------     -----------       -----------

            Total other assets                                              --         200,262                           200,262
                                                                   -----------     -----------     -----------       -----------

                                                                   $   149,117      $  887,265                       $ 1,036,382
                                                                   ===========     ===========     ===========       ===========

                                               LIABILITIES AND STOCKHOLDERS' EQUITY
                                               ------------------------------------

Current Liabilities
       Accounts payable                                            $   276,865     $   212,234                       $   489,099
       Accrued expenses                                                     --          18,933                            18,933
       Taxes payable - other than income                                12,294           5,830                            18,124
       Current maturities of equipment loan payable and capital                                                               --
             lease obligation                                               --         150,078                           150,078
       Notes and loans payable                                              --          10,000                            10,000
                                                                   -----------     -----------     -----------       -----------

            Total current liabilities                                  289,159         397,075                           686,234
                                                                   -----------     -----------     -----------       -----------

Noncurrent Liabilities
       Loans Payable                                                   188,953              --                           188,953
       Equipment loan payable and capital lease obligation -
            noncurrent                                                      --          27,333                            27,333
                                                                   -----------     -----------     -----------       -----------
            Total noncurrent liabilities                               188,953          27,333                           216,286
                                                                   -----------     -----------     -----------       -----------
            Total liabilities                                          478,112         424,408                           902,520
                                                                   -----------     -----------     -----------       -----------

Stockholders' equity
       Preferred Stock:
            Series A convertible, liquidation preference of $ 1,000,000
            Series B convertible, liquidation preference of $ 395,000

Common stock                                                             1,000           5,134           7,103 (a)         9,717
                                                                                                        (2,520)(b)
                                                                                                        (1,000)(c)
Additional paid-in capital                                             214,430       2,230,838      (1,666,448)(a),(b)   778,820
                                                                                                               (c,d)
Accumulated deficit                                                   (544,425)     (1,662,865)      1,662,865(d)       (544,425)
                                                                   -----------     -----------     -----------       -----------
                                                                      (328,995)        573,107              --           244,112
Less: Unamortized portion of consulting fee
      paid by issuance of common stock                                      --        (110,250)             --          (110,250)
                                                                   -----------     -----------     -----------       -----------
     Total stockholders' equity                                       (328,995)        462,857              --           133,862
                                                                   -----------     -----------     -----------       -----------

                                                                   $   149,117     $   887,265              --       $ 1,036,382
                                                                   ===========     ===========     ===========       ===========

                                   See the accompanying notes to pro forma financial statements

                                                THC COMMUNICATIONS, INC.
                                             (FORMERLY CIRUS TELECOM, INC.)
                                PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                              YEAR ENDED DECEMBER 31, 2001
                                                       (UNAUDITED)


                                                                                                    PRO FORMA
                                                                                          -----------------------------
                                                            THC              CIRUS         ADJUSTMENTS     CONSOLIDATED
                                                        ------------     ------------     ------------     ------------
Net sales                                               $ 10,287,224     $    848,908                      $ 11,136,132

Cost of sales                                             10,024,534          675,485                        10,700,019
                                                        ------------     ------------     ------------     ------------

Gross profit                                                 262,690          173,423                           436,113
                                                        ------------     ------------     ------------     ------------

Operating expenses
       General and administrative                            410,559        1,318,861                         1,729,420
       Provision for doubtful accounts                        59,050               --                            59,050
       Depreciation and amortization                           6,561           52,447                            59,008
                                                        ------------     ------------     ------------     ------------

            Total operating expenses                         476,170        1,371,308                         1,847,478
                                                        ------------     ------------     ------------     ------------

Loss before other income (expense)                          (213,480)      (1,197,885)                       (1,411,365)
                                                        ------------     ------------     ------------     ------------

Other income (expense):
       Interest income                                            --            5,914                             5,914
       Interest expense                                           --           (5,894)                           (5,894)
                                                        ------------     ------------     ------------     ------------

       Total other income (expense)                               --               20                                20
                                                        ------------     ------------     ------------     ------------


Net loss                                                    (213,480)      (1,197,865)                       (1,411,345)

Dividends accreted on convertible preferred stock                 --         (465,000)                         (465,000)
                                                        ------------     ------------     ------------     ------------

Net loss attributable to common stockholders            ($   213,480)    ($ 1,662,865)                     ($ 1,876,345)
                                                        ============     ============     ============     ============

Basic and diluted earnings per share of common stock                                                       $      (0.02)
                                                                                                           ============

Common shares used in the calculation of
  earnings per share                                                                                         97,162,969
                                                                                                           ============
                             See the accompanying notes to pro forma financial statements 3

                            THC COMMUNICATIONS, INC.
                         (FORMERLY CIRUS TELECOM, INC.)

               NOTES TO PRO FORMA FINANCIAL STATEMENTS (UNAUDITED)

Note 1. Cirus Telecom, Inc. ("Cirus") is a publicly held corporation whose newly formed subsidiary merged with THC Internet Solutions, Inc. ("THC") on January 22,2002. In connection with the merger Cirus changed its name to THC Communications, Inc. (the Company). For accounting purposes, this transaction has been treated as a reverse acquisition with the net assets of Cirus being stated at fair value in accordance with the purchase method of accounting. Accordingly, the then outstanding shares of Cirus remain outstanding commencing with the date of merger. The historical financial statements of Cirus prior to the merger will no longer be reported, as THC's financial statements are now considered the financial statements of the ongoing reporting entity.

Note 2. The unaudited pro forma consolidated balance sheet at December 31, 2001 presented herein has been prepared as if the merger had been consummated on December 31, 2001.

         The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2001 presented herein has been prepared as if the merger described above had been consummated as of January 1, 2001.

         Pro forma adjustments have been made for the following:

         (a) To record the issuance of 71,025,145 shares of Cirus's common stock to the stockholders of THC in exchange for all of their shares;

         (b) To record the return and cancellation of 25,200,000 shares of Cirus's common stock by certain of its stockholders;

         (c)      To record the elimination of the common stock of THC;

         (d) To record the elimination of Cirus's accumulated deficit of $1,662,865.

Note 3. The statement of operations of Cirus was derived from its annual audited financial statements on Form 10K-SB for the fiscal year ended September 30,2001, plus the most recent unaudited interim period reported on Form 10Q-SB for the quarter ended December 31, 2001, less the comparable unaudited quarter of the prior year (quarter ended December 31, 2000).

         The statement of operations of THC was derived from its annual audited financial statements for the year ended December 31, 2001.

                            THC COMMUNICATIONS, INC.
                         (FORMERLY CIRUS TELECOM, INC.)

               NOTES TO PRO FORMA FINANCIAL STATEMENTS (UNAUDITED)






Note 4.  Net loss per common share was calculated under SFAS No. 128
         "Earnings Per Share". Basic net loss per share is calculated by treating all shares of common stock issued and outstanding at January 22, 2002, net of such shares as were cancelled on January 22, 2002 (as described in Note 2(b)) as if they were outstanding for the entire period reported.

Note 5. Changes in ownership contemplated herein are expected to result in a restriction for income tax purposes on the availability of net operating loss carryforwards of approximately $825,000 applicable to Cirus which shall be limited annually to the value of Cirus on the date of such ownership change multiplied by the Federal long-term tax exempt rate ("annual limitation"). To the extent amounts available under this annual limitation are not used, they may be carried forward for the remainder of the 20-year period following the years in which the losses were originally incurred.

                          THC INTERNET SOLUTIONS, INC.



                          INDEX TO FINANCIAL STATEMENTS



Independent Auditor's Report                                                 1

Financial Statements

Balance Sheets at December 31, 2001 and 2000                                 2

Statement of Operations for the year ended December 31, 2001
  and for the period July 11, 2000 (inception) To December 31, 2000          3

Statement of Cash Flows for the year ended December 31, 2001
  and for the period July 11, 2000 (inception) To December 31, 2000          4

Statement of Changes in Shareholders' Equity                                 5

Notes to Financial Statements                                              6-7

                                LEONARD FRIEDMAN
                           Certified Public Accountant
                              385 Old Westbury Road
                           East Meadow, New York 11554

                              Tel. # (516) 735-0824
                              Fax # (516) 735-6301



                          INDEPENDENT AUDITOR'S REPORT
                          ----------------------------




To The Board of Directors and Stockholders of
THC Internet Solutions, Inc.:

         I have audited the accompanying balance sheets of THC Internet Solutions, Inc. as at December 31, 2001 and 2000, and the related statements of operations and retained earnings and cash flows for the year ended December 31, 2001 and for the period July 11, 2000 (date of inception) to December 31, 2000. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

         I conducted my audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

         In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of THC Internet Solutions, Inc. as of December 31, 2001 and 2000, and the results of their operations and their cash flows for the year ended December 31, 2001 and for the period July 11, 2000 (date of inception) to December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.



/s/ LEONARD FRIEDMAN
----------------------

East Meadow, New York
March 25, 2002

                           THC INTERNET SOLUTIONS INC.

                                  BALANCE SHEET

                                     ASSETS
                                     ------

                                                                           December 31,          December 31,
                                                                           -----------           ----------
                                                                               2001                 2000
                                                                            ---------             ---------
Current assets:

        Cash and cash equivalents                                           $  37,757             $  18,217
        Accounts receivable, less allowance of doubtful accounts
          of $59,050 in 2001 and $332,304 in 2000                              67,721               132,359
        Inventory                                                              29,929                65,250
        Prepaid expenses and other current assets                                  --                 4,600
                                                                            ---------             ---------

            Total current assets                                              135,407               220,426
                                                                            ---------             ---------

Property and equipment - at cost, less accumulated depreciation                13,710                19,381
                                                                            ---------             ---------

                                                                            $ 149,117             $ 239,807
                                                                            =========             =========


                      LIABILITIES AND SHAREHOLDERS' EQUITY
                      ------------------------------------


Current Liabilities :

        Accounts payable                                                    $ 276,865             $ 543,322
        Payroll taxes payable                                                  12,294                    --
        Loans payable, shareholder                                                 --                 2,000
                                                                            ---------             ---------

            Total current liabilities                                         289,159               545,322
                                                                            ---------             ---------

Noncurrent liability:

        Loans payable - noncurrent                                            188,953                    --
                                                                            ---------             ---------

Commitments and contingencies                                                      --                    --

Shareholders' equity:

        Common stock - 200 shares, no par value, authorized;
          200 shares issued and outstanding                                 $   1,000                 1,000
        Additional paid-in capital                                            214,430                24,430
        Accumulated deficit                                                  (544,425)             (330,945)
                                                                            ---------             ---------

            Total Stockholders' Equity                                       (328,995)             (305,515)
                                                                            ---------             ---------

                                                                            $ 149,117             $ 239,807
                                                                            =========             =========


The accompanying notes are an integral part of these financial statements

                           THC INTERNET SOLUTIONS INC.

                             STATEMENT OF OPERATIONS


                                                                          July 11, 2000
                                                   Year ended           Date of Inception)
                                                  December 31,           to December 31,
                                                     2001                      2000
                                                 ------------              ------------
Sales                                            $ 10,287,224              $  3,655,374

Cost of sales                                      10,024,534                 3,501,478
                                                 ------------              ------------

            Gross profit                              262,690                   153,896
                                                 ------------              ------------
Operating expenses

        General and administrative                    410,559                   151,407
        Provision for doubtful accounts                59,050                   332,600
        Depreciation and amortization                   6,561                       834
                                                 ------------              ------------

            Total Operating Expenses                  476,170                   484,841
                                                 ------------              ------------

Net loss                                         $   (213,480)             $   (330,945)
                                                 ============              ============


The accompanying notes are an integral part of these financial statements

                           THC INTERNET SOLUTIONS INC.

                             STATEMENT OF CASH FLOWS

                                                                                        July 11, 2000
                                                                   Year ended         (Date of Inception)
                                                                  December 31,           to December 31,
                                                                     2001                    2000
                                                                  -----------         -------------------
Cash flows from operating activities :

        Net loss                                                  $(213,480)               $(330,945)
        Adjustments to reconcile net loss
           to net cash used in operating activities:
            Noncash items:
              Depreciation and amortization                           6,561                      834
            Increase/(Decrease) in :
              Prepaid expenses                                        4,600                   (4,600)
              Accounts receivable                                    64,637                 (132,359)
              Inventory                                              35,321                  (65,250)
              Accounts payable                                     (266,457)                 543,322
              Taxes payable - other than on income                   12,294                       --
                                                                  ---------                ---------

        Net cash used in operating activities                      (356,524)                  11,002
                                                                  ---------                ---------

Cash flows from investing activities :
        Purchase of furniture and equipment                            (889)                 (20,215)
                                                                  ---------                ---------

        Net cash used in investing activities                          (889)                 (20,215)
                                                                  ---------                ---------

Cash flows from financing activities :

        Sale of common stock                                             --                    1,000
        Additional paid in capital                                  190,000                   24,430
        Loans payable                                               188,953                       --
        Loans from shareholder                                       (2,000)                   2,000
                                                                  ---------                ---------

        Net cash provided by financing activities                   376,953                   27,430
                                                                  ---------                ---------

Increase in cash                                                     19,540                   18,217

Cash at January 1, 2001                                              18,217                       --
                                                                  ---------                ---------

Cash at December 31, 2001                                         $  37,757                $  18,217
                                                                  =========                =========


The accompanying notes are an integral part of these financial statements

                          THC INTERNET SOLUTIONS, INC.

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY


                                                               Common Stock                 Additional        Retained
                                                          Shares           Amount         Paid-in Capital     Earnings
                                                        ---------         ---------       ---------------     ---------

Issuance of Common stock on July 11, 2000                     200         $   1,000         $  24,430         $      --

Net loss for the period ended
        December 31, 2000                                      --                --                --          (330,945)
                                                        ---------         ---------         ---------         ---------

Balance at December 31, 2000                                  200             1,000            24,430          (330,945)

Subscription of additional paid-in capital                     --                --           190,000

Net loss for the period ended
        December 31, 2001                                      --                --                --          (213,480)
                                                        ---------         ---------         ---------         ---------

Balance at December 31, 2001                                  200         $   1,000         $ 214,430         $(544,425)
                                                        =========         =========         =========         =========


The accompanying notes are an integral part of these financial statements

                           THC INTERNET SERVICES, INC.
                          NOTES TO FINANCIAL STATEMENTS


NOTE - 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
-----------------------------------------------------

Organization

         THC Internet Services, Inc. (the "Company") was incorporated in the State of Delaware on July 11,2000. The Company sells prepaid telephone cards to distributors and small retail establishments, primarily in the New York, New Jersey and Connecticut areas.

Use of estimates

         Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from those estimates.

Inventory

         Inventories, which consist of telephone cards, are stated at the lower of cost (first-in, first-out) or market.

Property and Equipment

         Property and equipment are stated at cost. Depreciation, including depreciation on assets held under capital leases, is computed on accelerated methods over the estimated useful lives of five to seven years.

Revenue Recognition

         Revenue consists of sales of branded prepaid phone cards of other distributors. Revenue is recognized at the time of sale.

Income Taxes

         Income taxes consist of Federal, State and City Corporation income taxes. Temporary differences between Income Tax and Financial Statement reporting are inconsequential and accordingly deferred income taxes are not provided.

                           THC INTERNET SERVICES, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE - 2 - LOANS PAYABLE
------------------------

         The company has two loans payable at December 31, 2001

         In November 2001, the company received $75,000 from the U.S. Small Business Administration under its Disaster Loans program to assist small businesses in New York City affected by the tragedy of September 11, 2001. The loan bears a preferential interest rate of 4% per annum with the first payment due November 2003 payable over a period of ten years. The loan is secured by all current and future assets of the company.

         In December 2001, the company borrowed $110,579 from a related company. Under the terms of the loan agreement, the company pays interest only at 8% per annum paid monthly beginning February 1, 2002 with the principal due in full as a balloon payment on December 31, 2011.

NOTE - 3 - COMMITMENTS AND CONTINGENCIES
----------------------------------------

Lease Commitments

         The Company leases both its administrative office and sales office on a month-to-month basis with annual payments approximating $ 17,000.

         Rent expense for the years ended December 31, 2001 and 2000 was $22,491 and $10,525, respectively.

Contracts

         The Company has various commitments with certain vendors requiring minimum periodic purchases. Such contracts are common in the Company's industry.

NOTE - 4 - SUBSEQUENT EVENTS
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         On January 22, 2002, the Company entered into an Agreement and Plan of
Merger with Cirus Telecom, Inc. ("Cirus"), a publicly traded entity engaged in the same business as the Company, THC Merger Corp. ("Subsidiary"), a wholly-owned subsidiary of Cirus, Jeffrey L. Cook ("Cook"), Fanny Lewandowski ("Lewandowski"), Kevin Moran ("Moran"), and Angel Arias ("Arias")(Cook, Lewandowski, Moran and Arias are collectively referred to as the Company's Stockholders). Pursuant to the terms of the Agreement and Plan of Merger, which closed on January 22, 2002, the Subsidiary acquired all of the issued and outstanding shares of capital stock of the Company from its stockholders in exchange for an aggregate of 71,025,145 newly issued shares of Cirus common stock (the "Acquisition"). Concurrently with the Acquisition, the Company was merged with and into Subsidiary. As a condition to the Acquisition, Cirus' sole director prior to the transaction was required to appoint Kevin Moran and Angel Arias as members of Cirus' Board of Directors.



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